Exhibit 5.1



                                 August 18, 1998



PaineWebber Mortgage Acceptance Corporation IV
1285 Avenue of the Americas
New York, New York 10019

     Re:  Asset-Backed Certificates and Asset-Backed Notes

Gentlemen:

     We have acted as special counsel to PaineWebber Mortgage Acceptance Corporation IV (the "Depositor") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus describes Asset-Backed Certificates ("Certificates") and Asset-Backed Notes ("Notes") to be sold by the Depositor in one or more series (each, a "Series") of Certificates or Notes, as applicable. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between the Depositor or a trust formed by the Depositor (in either case, the "Issuer"), an indenture trustee (an "Indenture Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The forms of Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement"), filed as exhibits to Depositor's Registration Statement on Form S-11 (File No. 33-14827), are incorporated by reference as exhibits to the Registration Statement. The form of Indenture (an "Indenture"), filed as an exhibit to Depositor's Registration Statement on Form S-3 (File No. 333-30939), is incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Prospectus and the forms of Prospectus Supplements constituting a part thereof, each substantially in the form filed with the Commission; (2) the forms of Pooling and Servicing
Agreements; (3) the form of Indenture and (4) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

         Based on the foregoing, we are of the opinion that:

          1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

          2. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Depositor, an Indenture Trustee and any other party thereto, such Indenture will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

          3. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by such Pooling and Servicing Agreement.

          4. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Issuer, an Indenture Trustee and any other party thereto, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the
     Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable obligations of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by such Indenture.

          5. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Offered Certificates or Offered Notes, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                           Very truly yours,

                                           /s/ Cadwalader, Wickersham & Taft